CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Fund Service Providers" in the Registration Statement on Form N-1A of T. Rowe Price Emerging Markets Local Currency Bond Fund, Inc.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

May 23, 2011

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